UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 and 15(d) of the
Securities Exchange Act of l934

March 6, 2008 (February 29, 2008)
Date of report (Date of earliest event reported)

Modigene Inc.
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-52691	20-0854033
(Commission File Number)	(IRS Employer Identification No.)

3 Sapir Street, Weizmann Science Park, Nes-Ziona, Israel 74140
(Address of Principal Executive Offices) (Zip Code)

(866) 644-7811
(Registrant’s Telephone Number, Including Area Code)

8000 Towers Crescent Drive, Suite 1300, Vienna, Virginia 22182
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02  Termination of a Material Definitive Agreement.

(a) As disclosed in Item 5.02 below, effective March 4, 2008, Robert F. Mauer, the part-time Chief Financial Officer and principal financial officer of Modigene Inc. (the “Company”), resigned. At the time of his resignation, his employment agreement with the Company was terminated by the mutual agreement of the parties with no further liability of either party, other than the payment by the Company of Mr. Mauer’s salary through the effective date of his resignation.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) On February 29, 2008, each of Dr. Eugene Bauer and Mr. Joel Kanter delivered written notice to Modigene Inc. (the “Company”) stating that he was resigning from his position as a member of the Board of Directors of the Company effective February 29, 2008. Each of Dr. Bauer and Mr. Kanter resigned for personal reasons.

Effective March 4, 2008, Robert F. Mauer, resigned as the Company’s part-time Chief Financial Officer and principal financial officer.

(c) On March 4, 2008, Mr. Steven D. Rubin and Mr. Marian Gorecki were appointed to the Board of Directors of the Company. Mr. Rubin and Mr. Gorecki were appointed by the remaining current members of the Board (Dr. Abraham (Avri) Havron, Mr. Shai Novik, Dr. Fuad Fares, Dr. Phillip Frost, Dr. Jane Hsiao and Mr. Adam Stern) pursuant to Section 4 of Article II of the Company’s amended and restated bylaws, which allows the Company’s directors to fill any vacancy in the Board.

Mr. Rubin was also appointed to serve on the Audit and Compensation Committees of the Board of Directors and in addition was appointed as chairman of the Audit Committee and was designated as the “audit committee financial expert” as defined in the Securities Exchange Act of 1934, as amended. Mr. Gorecki was appointed to serve on the Audit, Compensation and Governance Committees of the Board of Directors.

On May 9, 2007, simultaneously with the Company’s closing of its acquisition of Modigene Inc., a Delaware corporation, the Company sold a total of 5,377,660 shares of its common stock, plus warrants to purchase 333,333 shares of common stock, to four strategic investors led by Dr. Phillip Frost and Dr. Jane Hsiao, who were appointed as directors upon the closing of merger and related transactions, for total consideration of US$2,000,000. On May 21, 2007, the Company issued an additional 155,673 shares of common stock for no additional consideration to these investors, for a total of 5,533,333 shares issued to this investor group. Mr. Rubin was one of the investors participating in this transaction, and he individually purchased a total of 27,666 shares, and warrants to purchase an additional 1,666 shares, of common stock in this offering, for total consideration of US$10,000.

At the time of his appointment to the Board of Directors, Mr. Gorecki was awarded an option to purchase 25,000 shares of common stock of the Company at an exercise price of $0.93. The options vest in equal annual installments over a three-year period, and will expire ten years from the date of grant. These options were awarded under the Company’s 2007 Equity Incentive Plan.

In connection with the changes to the Company’s Board of Directors discussed above, the Board appointed Dr. Phillip Frost as Chairman of the Board.

Effective March 5, 2008, we engaged Mr. Steve Schaeffer as Chief Financial Officer and the principal financial officer of the Company. Mr. Schaeffer, 58, has over 30 years of accounting and tax experience. He is a principal and founder of Cohen & Schaeffer, P.C., a full service CPA firm co-founded by Mr. Schaeffer in 1993. Prior to forming Cohen & Schaeffer, Mr. Schaeffer was a tax partner at BDO Seidman and a principal at Laventhol & Horwath. Mr. Schaeffer has no family relationships with any director or executive officer of the Company. During the last two years, there have been no transactions, or proposed transactions, to which the Company was or is a party, in which Mr. Schaeffer had or is to have a direct or indirect material interest.

(e) On February 29, 2008, the Compensation Committee approved amendments to the employment and consulting agreements between the Company and each of Dr. Abraham (Avri) Havron, its Chief Executive Officer, and Mr. Shai Novik, its President. Also on that date, ModigeneTech Ltd., a wholly-owned subsidiary of the Company, entered into an amendment of its Employment Agreement with Dr. Eyal Fima.

Under his amended consulting agreement, (i) Dr. Havron’s annual consulting fee has been increased from US$140,000 to US$215,000, effective retroactively to January 1, 2008, (ii) the structure of his potential performance bonus has been changed from up to 25% of his annual consulting fee to up to US$60,000 (approximately 28% of his new annual consulting fee), and (iii) Dr. Havron has been granted the use of a Company car.

Under Mr. Novik’s amended employment agreement, (i) his annual base salary has been increased from US$205,000 to US$250,000, effective retroactively to January 1, 2008, (ii) his performance bonus parameters have been changed from up to 50% of his annual base salary to up to US$85,000 (34% of his annual base salary), and (iii) Mr. Novik has been granted the use of a Company car.

Dr. Fima’s amended employment agreement increases his annual base salary from NIS 300,000 (approximately US$82,800 at the current conversion rate) to US$100,000, effective retroactively to January 1, 2008, and increases his potential maximum performance bonus from 25% of his annual base salary to 50% of his annual base salary.

On February 29, 2008, the Compensation Committee of the Board of Directors approved cash performance bonuses for the 2007 fiscal year as follows: (i) Dr. Havron was granted a  performance bonus of US$60,000, which included a US$25,000 bonus granted pursuant his consulting agreement and a special bonus of US$35,000 awarded by the Compensation Committee in recognition of Dr. Havron’s work in accomplishing the preclinical development milestone’s for the Company’s drug candidates, while conserving cash and ending the year significantly under budget; and (ii) Dr. Fima was granted a performance bonus of US$37,500, which included US$20,000 pursuant to his employment agreement, and a special bonus of US$15,500 awarded by the Compensation Committee in recognition of Dr. Fima’s work in accomplishing the preclinical development milestones for the Company’s drug candidates, while conserving cash and ending the year significantly under budget.

On March 5, 2008, Mr. Schaeffer, Cohen & Schaeffer LLP (“CS”) and the Company entered into an Agreement (the “Agreement”) reflecting the terms and conditions of Mr. Schaeffer’s engagement with the Company.

Pursuant to the Agreement, Mr. Schaeffer will serve as the Company’s Chief Financial Officer and the designated principal financial officer on a part-time basis, and CS and Mr. Schaeffer will provide services to the Company including creating and maintaining sound accounting policies and procedures, managing books and records, preparing and reviewing quarterly and financial statements as well as reviewing the Company’s financial and disclosure controls and procedures. The Agreement provides for a quarterly payment of $12,000 to CS, together with reimbursement of reasonable out-of-pocket expenses incurred by CS or Mr. Schaeffer in the course of service to the Company. Mr. Schaeffer is not entitled to participate in any welfare or benefit plans generally made available to full time employees of the Company. The Agreement is for a two-year period and may be extended by the mutual agreement of the parties for additional subsequent 12-month periods, and may be earlier terminated by either the Company or Mr. Schaeffer and CS on 30 days’ notice. The Agreement may also be terminated by the Company in the event of a breach by Mr. Schaeffer or CS, but if such breach is curable Mr. Schaeffer and CS will have 30 days following notice in which to cure the breach. In the event of any termination of the Agreement, CS will be entitled only to payments accrued through the date of termination. The Agreement contains a customary agreement by Mr. Schaeffer and CS relating to non-disclosure of confidential information. The foregoing description of the Agreement is qualified in its entirety by reference to the provisions of the Agreement attached to this Current Report as Exhibit 10.1.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits

Exhibit No.	Description

10.1	Agreement among Modigene Inc., Cohen & Schaeffer LLP and Steve Schaeffer (filed herewith)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MODIGENE INC. (Registrant)

Date: March 6, 2008	By:	/s/ Shai Novik
Name: Shai Novik
Title: President

EXHIBIT INDEX

Exhibit No.	Description

10.1	Agreement among Modigene Inc., Cohen & Schaeffer LLP and Steve Schaeffer